Exhibit 10.11

RATIFICATION OF MASTER AGREEMENT
dated as of July 11, 2008
between BP Corporation North America Inc. (BPCNA”)
and Resaca Exploitation, Inc., a Texas Corporation (“Counterparty”)

BPCNA and Counterparty, then known as Resaca Exploitation, LP, a Delaware limited partnership (“Resaca LP”) have previously entered into that certain ISDA Master Agreement dated as of April 28, 2006 as amended by that certain Amendment Agreement (the “Amendment”) dated as of October 12, 2007 and that certain Restated Amendment Agreement (the “Restated Amendment”) dated as of June 17, 2008 (the “Agreement”), which Agreement includes all Confirmations exchanged between the parties confirming the Transactions thereunder. Counterparty has informed BPCNA that it has converted from a Delaware limited partnership to a Texas corporation in contemplation of the Offering (as defined in the Restated Amendment), and, upon execution and delivery of this Ratification of Master Agreement (this “Ratification”) the “Effective Date” as defined in the Restated Amendment shall have occurred.

1.                                      Assumption of the Agreement

(A)                              Effective as of                     , 2008 and pursuant to that certain Plan of Conversion of Resaca Exploitation, LP into Resaca Exploitation, Inc., Counterparty was duly formed by conversion of Resaca LP under applicable law. As a result of such conversion, the business of Resaca LP is being continued by Counterparty in all respects and Counterparty has undertaken and assumed by operation of law, and hereby undertakes and assumes, all of the rights, obligations and liabilities of Resaca LP with respect to the Agreement and the Security Documents (as defined in the Agreement) accruing prior to, on or subsequent to the date hereof and with the same force and effect as if originally named therein as a party in the place and stead of Resaca LP (for the avoidance of doubt, including any rights, obligations and liabilities of Resaca LP required to be performed by it on or prior to the date hereof with respect to the Agreement and the Security Documents), and hereby confirms that it shall be deemed a party to the Agreement and each Security Document to which Resaca LP is a party and shall be bound by all the terms thereof as if therein named.

(B)                                Counterparty hereby agrees that any and all actions by Resaca LP, the general partner of Resaca LP and/or the officers of the general partner of Resaca LP on behalf of Resaca LP for and on behalf of and in the name of Resaca LP prior to its conversion from a Delaware limited partnership to a Texas corporation assumption and the execution and delivery of this Ratification, in connection with any of the foregoing matters, including, but not limited to, negotiations of the terms and/or the execution and delivery of the Agreement, any Confirmations or Transactions entered into under and as part of such Agreement, and the Security Documents be, and they are hereby ratified, confirmed and shall be binding upon Counterparty in all respects for all purposes;

2.             Representations

Counterparty represents to BPCNA that all representations contained in the Agreement are true and accurate as of the date of this Ratification and that such representations are deemed to be given or repeated by it, as the case may be, on the date of this Ratification.

Counterparty hereby represents to BPCNA as follows:

(a)  it has the power to, and has taken all action necessary for it to, execute and deliver this Ratification;

(b)  its execution and delivery of this Ratification does not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(c)  all governmental and other consents that are required to have been obtained by it with respect to its execution and delivery of this Ratification have been obtained and are in full force and effect, and all conditions of all such consents have been complied with;

(d)  this Ratification is its legal, valid and binding agreement, enforceable against it in accordance with the terms of this Ratification (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally);

(e)  the Agreement is in full force and effect; and

(f)  the person executing this Ratification on its behalf has been duly authorized by it to execute and deliver this Ratification.

3.             Miscellaneous

(a)  Definitions. Capitalized terms used in this Ratification and not otherwise defined herein shall have the meanings specified for such terms in the Agreement.

(b)  Entire Agreement. This Ratification constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communications and prior writings (except as otherwise provided herein) with respect thereto.

(c)  Counterparts. This Ratification may be executed and delivered in counterparts (through facsimile transmission or otherwise in writing), each such counterpart shall be deemed an original, and all such counterparts, together, shall constitute a single agreement.

(d)  Headings. The headings used in this Ratification are for convenience or reference only and are not to affect the construction of or to be taken into consideration in interpreting this Ratification.

(e)  Governing Law. THIS RATIFICATION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Ratification to be duly executed as of the day and year first above written.

RESACA EXPLOITATION, INC., a Texas corporation

		By:	/s/ John J. Lendrum III
		Title:	Chief Executive Officer
		Date:	7/2/08
		Name:	John J. Lendrum III

Acknowledged and Agreed by:

BP CORPORATION NORTH AMERICA INC.

By:	/s/ Tom Nuelle

Name:	Tom Nuelle
Title:	Head of Houston Middle Office Control
Date:	7-2-08